                                                                    EXHIBIT 12.1

SYNOVUS FINANCIAL CORP.
RATIO OF EARNINGS TO FIXED CHARGES
(IN THOUSANDS)

RATIO 1 - INCLUDING DEPOSIT INTEREST

                                                    NINE MONTHS ENDED
                                                      SEPTEMBER 30,                        YEAR ENDED DECEMBER 31,
                                                  ---------------------   ---------------------------------------------------------
                                                    2000        1999        1999        1998        1997        1996        1995
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------
                   EARNINGS:

Income before taxes and minority interest         $ 306,951   $ 259,648   $ 362,503   $ 314,584   $ 276,156   $ 233,478   $ 220,537
Less: equity income in
      joint venture                               $ (11,020)  $  (8,446)  $ (12,327)  $ (12,974)  $  (9,347)  $  (7,094)  $     (69)
Fixed charges                                     $ 412,029   $ 294,869   $ 407,861   $ 358,255   $ 340,039   $ 311,856   $ 292,777
Distributed income on
   VITAL & Prosa                                  $   5,369   $   4,664   $   5,105   $   5,619   $   3,253   $      --   $      --
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Earnings                                    $ 713,329   $ 550,736   $ 763,142   $ 665,483   $ 610,100   $ 538,240   $ 513,245

                 FIXED CHARGES:

Interest expense on deposits                      $ 299,761   $ 238,116   $ 323,752   $ 314,036   $ 293,527   $ 273,080   $ 259,048
Interest on funds purchased and securities
     sold under agreement to repurchase           $  59,072   $  24,847   $  39,428   $  15,413   $  19,119   $  15,226   $  12,210
Interest on long-term debt                        $  25,210   $   7,415   $  11,534   $   7,804   $   7,695   $   6,304   $   8,234
Interest expense related to
   campus lease                                   $   4,211   $   1,748   $   3,068   $      --   $      --   $      --   $      --
Portion of rents representative of the interest
     factor (1/3) of rental expense               $  23,775   $  22,744   $  30,079   $  21,002   $  19,698   $  17,246   $  13,285
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Fixed Charges                               $ 412,029   $ 294,869   $ 407,861   $ 358,255   $ 340,039   $ 311,856   $ 292,777


EARNINGS TO FIXED CHARGES                              1.73x       1.87x       1.87x       1.86x       1.79x       1.73x       1.75x

RATIO 2 - EXCLUDING DEPOSIT INTEREST

                  EARNINGS:

Income before taxes and minority interest         $ 306,951   $ 259,648   $ 362,503   $ 314,584   $ 276,156   $ 233,478   $ 220,537
Less: equity income in
      joint venture                               $ (11,020)  $  (8,446)  $ (12,327)  $ (12,974)  $  (9,347)  $  (7,094)  $     (69)
Fixed charges                                     $ 112,268   $  56,753   $  84,109   $  44,219   $  46,512   $  38,776   $  33,729
Distributed income on
   VITAL & Prosa                                  $   5,369   $   4,664   $   5,105   $   5,619   $   3,253   $      --   $      --
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Earnings                                    $ 413,568   $ 312,620   $ 439,390   $ 351,447   $ 316,573   $ 265,160   $ 254,197

                FIXED CHARGES:

Interest on funds purchased and securities
     sold under agreement to repurchase           $  59,072   $  24,847   $  39,428   $  15,413   $  19,119   $  15,226   $  12,210
Interest on long-term debt                        $  25,210   $   7,415   $  11,534   $   7,804   $   7,695   $   6,304   $   8,234
Interest expense related to
   campus lease                                   $   4,211   $   1,748   $   3,068   $      --   $      --   $      --   $      --
Portion of rents representative of the interest
     factor (1/3) of rental expense               $  23,775   $  22,744   $  30,079   $  21,002   $  19,698   $  17,246   $  13,285
                                                  ---------   ---------   ---------   ---------   ---------   ---------   ---------

Total Fixed Charges                               $ 112,268   $  56,753   $  84,109   $  44,219   $  46,512   $  38,776   $  33,729


EARNINGS TO FIXED CHARGES                              3.68x       5.51x       5.22x       7.95x       6.81x       6.84x       7.54x
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